Exhibit 2
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                                                               EXECUTION VERSION

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                          SECURITIES PURCHASE AGREEMENT



                                 BY AND BETWEEN



                               PROXIM CORPORATION

                                       AND

                           THE PURCHASERS NAMED HEREIN





                            Dated as of June 16, 2002


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          This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 16th day of June 2002 by and among Proxim Corporation, a Delaware corporation with its principal office at 935 Stewart Drive, Sunnyvale, CA 94085 (the "Company"), and each of the purchasers named in EXHIBIT A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

          WHEREAS, the Company has authorized the issuance of (i) up to 3,000,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock"), which shares are, or will be, upon issuance, convertible into authorized but unissued shares of class A common stock, $.01 par value per share, of the Company (the "Common Stock"), and (ii) warrants to purchase 12,271,345 shares of Common Stock (the "Warrants");

          WHEREAS, the Company seeks financing to fund the Acquisition (as defined below); and

          WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and the Purchasers, severally, desire to purchase from the Company (i) the number of shares of Preferred Stock as is set forth opposite its respective name in EXHIBIT A hereto, (ii) Warrants to purchase the number of shares of Common Stock as is set forth opposite its respective name in EXHIBIT A hereto and (iii) the aggregate principal amount of senior convertible promissory notes as is set forth opposite its respective name in EXHIBIT A hereto;

          NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          1.1. "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          1.2. "Code" means the Internal Revenue Code of 1986, as amended.

          1.3. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          1.4. "Disclosure Documents" means the Company's Registration Statement on Form S-4, filed on February 25, 2002, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, any Current Reports on Form 8-K filed by the Company on or after March 31, 2002, and the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated May 14, 2002, together in each case with any documents incorporated by reference therein or exhibits thereto.

          1.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

          1.6. "Material Adverse Change" means any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in, (i) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that had the effect of reducing revenues or net income of the Company and its subsidiaries, taken as a whole, by more than $15 million in any quarter compared to published financial statements (if publicly announced) or consensus analysts estimates (in the case of a quarter for which financial results have not yet been publicly announced) and that was not disclosed in any Disclosure Document filed on or prior to the date hereof or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement or
(e) that may constitute a material adverse change (or similar effect) under the Orinoco Agreement, whether or not waived by the Company.

          1.7. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement

          1.8. "Note" means one or more senior convertible promissory note(s) containing the same terms and conditions, and with the same conversion features, as set forth in the form of note attached hereto as EXHIBIT B.

          1.9. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

          1.10. "Plans" shall mean employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for



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

disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company ("Former Employees").

          1.11. "SEC" shall mean the Securities and Exchange Commission.

          1.12. "Securities" shall mean the Shares, the Notes, the Warrants, shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and shares of Preferred Stock issuable upon conversion of the Notes; provided, that for purposes of Section 7 (other than Section 7.1 and 7.2) "Securities" shall not include the Notes.

          1.13. "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

          1.14. "Shares" shall mean the shares of Series A Convertible Preferred Stock issued pursuant to this Agreement.

          1.15. "Tax Returns" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

          1.16. "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

          1.17. "Warburg" shall refer to Warburg Pincus Private Equity VIII, L.P. and its Affiliates.

          2. Authorization, Purchase and Sale of Shares and Warrants.
             -------------------------------------------------------

          2.1. Authorization of Securities. The Company has, or on or before the Initial Closing Date (as defined below) will have, (i) authorized and created a series of its preferred stock consisting of 3,000,000 shares of Preferred Stock, par value $.01 per share, designated as its "Series A Convertible Preferred Stock," (ii) authorized the Notes, (iii) authorized the Warrants, (iv) authorized the issuance of the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and (v) authorized the issuance of the shares of Preferred Stock issuable upon conversion of the Notes. The terms, limitations and relative rights



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

and preferences of the Preferred Stock are set forth in a Certificate of Designations, Number, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which will have been filed on or before the Initial Closing Date with the Secretary of State of the State of Delaware and a copy of which is attached hereto as EXHIBIT C (the "Certificate of Designation").

          2.2. Purchase and Sale of Preferred Stock and Notes.
               ----------------------------------------------

          (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Initial Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company (i) the total number of Shares set forth opposite the name of such Purchaser under the heading "No. of Shares of Series A Convertible Preferred Stock to be Purchased" on EXHIBIT A hereto, at a purchase price of $25.00 per share and (ii) the aggregate principal amount of Notes set forth opposite the name of such Purchaser under the heading "Principal Amount of Notes to be Purchased" on EXHIBIT A hereto, at a purchase price equal to the principal amount of Notes purchased.

          (b) Subject to and upon the terms and conditions set forth in this Agreement, at the Second Closing (as defined below) the Company shall issue the shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes.

          2.3. Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to each Purchaser, as part of its inducement to purchase the Shares and Notes being purchased by such Purchaser:
(i) at the Initial Closing, a Warrant entitling it to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Initial Closing Warrant Coverage" on EXHIBIT A hereto and (ii) at the Second Closing, a Warrant entitling it to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Second Closing Warrant Coverage" on EXHIBIT A hereto, each with an exercise price of $3.0559 per share (subject to adjustment as provided therein). The Warrants shall contain the same terms and conditions and have the same exercise features as are set forth in the form of Warrant attached hereto as EXHIBIT D.

          2.4. Closing.
               -------

          (a) The initial closing (the "Initial Closing") shall take place at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA on the date the Acquisition (as defined below) is scheduled to occur or such other date mutually agreed to by the Company and the Purchasers (the "Initial Closing Date"). At the Initial Closing, the Company shall deliver to each Purchaser (i) a certificate for the number of Shares being purchased by it at the Initial Closing as set forth on EXHIBIT A hereto, registered in the name of such Purchaser, (ii) one or more Note(s) in the principal amount as set forth opposite such Purchaser's name on EXHIBIT A hereto and (iii) a Warrant representing the right to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Initial Closing Warrant Coverage" on EXHIBIT A hereto, against payment to the Company of the purchase price therefor set forth opposite the name of such Purchaser on EXHIBIT A hereto under the caption "Purchase Price Payable at the Initial Closing" by wire transfer to the Company of immediately available funds.



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

          (b) The second closing (the "Second Closing") shall take place at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA on the first business day following the date of the special meeting of stockholders of the Company (the "Special Meeting") approving the issuance of (i) the shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes and (ii) the additional Warrants to be issued at the Second Closing as provided herein. At the Second Closing, the Company shall deliver to each Purchaser (i) a certificate for the number of shares of Preferred Stock issuable upon conversion of the Notes held by such Purchaser and (ii) a Warrant representing the right to purchase the number of shares of Common Stock as set forth opposite its name under the heading "Second Closing Warrant Coverage" on EXHIBIT A hereto. The Initial Closing and the Second Closing are collectively referred to as the "Closings." If at the Special Meeting the stockholders of the Company do not approve the issuance of the shares of Preferred Stock issuable upon conversion of the Notes and the issuance of the additional Warrants to be issued at the Second Closing, then no Second Closing shall occur and the Notes shall remain outstanding in accordance with their terms.

          2.5. Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares, the Notes and the Warrants to finance (i) the acquisition (the "Acquisition") of the wireless Local Area Network operations of Agere Systems, Inc. ("Agere") currently known as ORiNOCO, all as provided in that certain Asset Purchase Agreement by and between Agere and the Company, dated as of even date herewith (the "Orinoco Agreement"), (ii) the payment of fees and expenses related to the Acquisition and this Agreement and (iii) working capital requirements of the Company.

          3. Representations and Warranties of the Company. Except as set forth in the Disclosure Documents or in a corresponding numbered section of the disclosure schedule delivered to each Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Purchasers as follows:

          3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

          3.2. Subsidiaries. The Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge,



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

lien, encumbrance, security interest, claim or equity, other than any of the foregoing pledged pursuant to the Security Agreement, dated November 1, 1999, by and between the Company and Credit Suisse First Boston (the "Security Agreement").

          3.3. Capitalization.
               --------------

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, 100,000,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock") and 25,000,000 shares of undesignated preferred stock, par value $.01 per share. As of the date of this Agreement, there are no shares of Class B Common Stock or Preferred Stock issued and outstanding. The number of outstanding shares of Common Stock as of June 14, 2002 was 119,143,217 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at June 14, 2002 was 33,621,083. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

     (b) Except for the issuance of shares of Common Stock pursuant to the exercise of outstanding options granted pursuant to the Company's option plans or pursuant to the exercise of warrants to purchase shares of Common Stock, including any such options granted after March 31, 2002, the Company has not issued any capital stock since March 31, 2002, except as contemplated by this Agreement. Except as set forth in or contemplated by the Disclosure Documents or this Agreement, and except for the issuance of options to purchase shares of the Company's Common Stock pursuant to the Company's option plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

          3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the filing of the Certificate of Designation, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken, other than the approvals contemplated at the Special Meeting. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as it relates to Warburg, the provisions of
Section 203 of the General Corporation Law of the State of



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

Delaware. At or prior to the Initial Closing, the Company will have reserved for issuance (i) the shares of Common Stock initially issuable upon conversion of the Shares and exercise of the Warrants and (ii) the shares of Preferred Stock initially issuable upon conversion of the Notes.

          3.5. Valid Issuance.
               --------------

          (a) The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable shares of Preferred Stock, free of preemptive or similar rights. Upon their issuance in accordance with the terms of the Preferred Stock or Warrants, as the case may be, the shares of Common Stock issued upon conversion of the Shares or exercise of the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Notes, the shares of Preferred Stock issued upon conversion of the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, free of all preemptive or similar rights.

          (b) Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Securities will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is eligible to file as of the date hereof a registration statement on Form S-3 under the Securities Act and is current in its filings with the SEC under Section 13(a) of the Exchange Act.

          3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate are not expected to be material).

          3.7. Absence of Certain Changes. Since December 29, 2001, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business, (b) this Agreement and (c) the Orinoco Agreement and any other Commitments contemplated thereby, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.



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

          3.8. Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company's knowledge, threatened by or before any governmental body against the Company in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

          3.9. Intellectual Property. (i) The Company owns or possesses sufficient rights to use all (A) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing Company with the right to use any item of the type referred to in clauses (A) through (G), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect; (ii) the Intellectual Property is valid, subsisting, in proper form and enforceable and all renewal fees and other maintenance fees have been paid;
(iii) the Company is in material compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement; (iv) to the knowledge of the Company there is no present or former employee, officer or director of Company or agent or outside contractor that holds or claims any material right, title or interest, directly or indirectly, in or to any Intellectual Property; and (v) to the Company's knowledge, the present business activities and products of the Company have not and do not infringe any known intellectual property or other proprietary rights of any third party, the Company is not making unauthorized use of any confidential information or trade secrets of any third party, the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect.

          3.10. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a



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

material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC. The Company is not party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to any Disclosure Document that was not so filed, other than this Agreement and the Orinoco Agreement.

          3.11. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since January 1, 2001.

          3.12. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the regulations promulgated thereunder, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, have been obtained and will be effective as of the Initial Closing Date, other than such filings required to be made after the Initial Closing under applicable federal and state securities laws and (iii) other than any of the foregoing, the failure to make or obtain will not have a Material Adverse Effect. Except for the approvals contemplated at the Special Meeting, the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein do not require the approval of the Company stockholders.

          3.13. No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          3.14. Brokers or Finders. Other than with respect to Credit Suisse First Boston and Broadview International, LLC, the fees of which will be borne by the Company, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.15. Nasdaq National Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("Nasdaq"), and, except as contemplated by this Agreement, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the



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

Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the NASD, Inc. is contemplating terminating such registration or listing.

          3.16. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

          3.17. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares and Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

          3.18. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect. The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except (i) for statutory liens for the payment of current taxes that are not yet delinquent,
(ii) liens arising under the Security Agreement and (iii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect impair the properties and assets of the Company and its subsidiaries. With respect to the property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects.

          3.19. Labor Relations. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

          3.20. Employee Benefits.
                -----------------

          (a) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

          (b) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

          (c) No "prohibited transaction" within the meaning of Section 4975 of the Code has occurred with respect to any Plan.

          (d) Each Plan that is intended to qualify under Section 401(a) of the Code does so qualify.

          (e) Except as set forth on Schedule 3.20 of the Disclosure Schedule or as may be required under Section 4980B of the Code, or Section 601 of ERISA, neither the Company nor any of its subsidiaries has any liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

          (f) The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan.

          (g) Except as set forth on Schedule 3.20 of the Disclosure Schedule, no amount payable by the Company or any of its subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

          (h) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency.

          3.21. Environmental Matters.
                ---------------------

          (a) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's knowledge, has at any time owned, operated, occupied or leased.

          (b) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Initial Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Laws"), or in a manner that would likely result in any material liability to the Company.

          (c) Except as would not reasonably be likely to result in a material liability to the Company, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses as currently being conducted.

          (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened alleging that the Company and its subsidiaries are in violation of or liable under any Environmental Law.

          (e) To the Company's knowledge, there are no material expenditures required to maintain or achieve compliance with all applicable Environmental Laws.

          3.22. Taxes.
                -----

          (a) Except as otherwise disclosed in Schedule 3.22, (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; or
(iii) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of December 31, 2001, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. Since December 31, 2001, the Company has not incurred any material Taxes other than in the ordinary course of business.

          (b) No current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

          3.23. Insurance. All insurance policies carried by, or covering the Company's properties are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

          3.24. General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares, the Notes and the Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Shares, the Notes and Warrants sold pursuant to this Agreement.

          3.25. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.26. By-Laws. The Company's By-Laws provide that all matters submitted to a meeting of stockholders, including the vote relating to the issuance of the shares of Preferred Stock on conversion of the Notes and the issuance of the Warrants to be issued at the Second Closing, shall require the affirmative vote of a majority of the total number of votes cast, present in person or by proxy.

          3.27. Credit Agreement. As of the date hereof, there are no amounts outstanding under the Credit Agreement, dated November 1, 1999, by and between the Company and Credit Suisse First Boston.

          4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

          4.1. Organization. Each Purchaser, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

          4.2. Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          4.3. Purchase Entirely for Own Account Etc. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. Such Purchaser, if it is a legal entity, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

          4.4. Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Shares, the Notes or Warrants, such Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares, the Notes or Warrants for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

          4.5. Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          4.6. No Conflict. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

          4.7. Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

          4.8. Consents. Except in connection with the HSR Act, all consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Initial Closing Date.

          4.9. No Manipulation of Stock. The Purchasers have not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

          5. Covenants.
             ---------

          5.1. HSR Act Filings. The Company and each Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with the each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice. The Company and each Purchaser shall pay the filing fee associated with its respective filing of the HSR Act notification.

          5.2. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Purchaser shall file all applications and reports and take such other action (in addition to filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

          5.3. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2 hereof.

          5.4. Board Designee; Board Observer.
               ------------------------------

          (a) As provided in Section 9(e) of the Certificate of Designation, Warburg shall be able to appoint one director (the "Board Designee") to the Board of Directors. Notwithstanding anything to the contrary in Section 9(e) of the Certificate of Designation, if the NASD, Inc. approves the Board Designee's appointment to the Board of Directors prior to the

Special Meeting, then Warburg shall have the right to appoint the Board Designee to the Board of Directors at such time.

          (b) In addition to the Board Designee, Warburg shall have the right to have one observer (the "Board Observer") attend meetings of the Board of Directors immediately upon the Initial Closing and for so long as Warburg has the right to designate the Board Designee pursuant to Section 9(e) of the Certificate of Designation.

          (c) Warburg hereby designates Larry Bettino as the initial Board Designee to commence his term in accordance with Section 9(e) of the Certificate of Designation and Section 5.4(a) hereof.

          (d) For so long as Warburg has the right to designate the Board Designee pursuant to Section 9(e) of the Certificate of Designation, the Board Designee and the Board Observer shall each receive a copy of all materials distributed to the Board of Directors, whether provided to directors in advance of, during or after any meeting of the applicable Board of Directors, regardless of whether the Board Designee or the Board Observer shall be in attendance at any such meeting, provided, however; that the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could:

          (i) in the reasonable judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel;

          (ii) cause the Board of Directors to breach its fiduciary duties; or

          (iii) result in a conflict between the interests of the Company, on the one hand, and those of the Board Observer or any of its affiliates, on the other hand.

The Company will use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence.

          (e) The Board Designee and the Board Observers shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member or observer, as the case may be, of the Board of Directors in a manner consistent with the Company's policies for reimbursing other outside members of the Board of Directors. In addition, the Board Designee shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg.

          5.5. Covenant Pending Each Closing. Between the date of this Agreement and the date of each Closing, the Company will promptly advise each Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance.

          5.6. Proxy Statement. The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than 30 days after the Initial Closing, preliminary proxy materials with respect to a meeting of the stockholders for the purpose of approving the issuance of shares of Preferred Stock upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing as contemplated by this Agreement. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and acting through its Board of Directors, (i) call a Special Meeting to be held at the earliest practicable date but in no event later than 45 days after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and
(y) the conclusion of any SEC review of the preliminary proxy materials, for the sole purpose of voting upon the approval of the issuance of shares of Preferred Stock upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing as contemplated by this Agreement and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve such issuances referred to in clause (i) above; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the issuances referred to in clause (i) above if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that from a financial point of view to the stockholders of the Company, based solely on facts or conditions arising after the date hereof, that the issuances referred to in clause (i) above are not in the best interests of the Company's stockholders. In the event that the Board of Directors withdraws or adversely modifies its recommendation of the issuances referred to in clause (i) above, the Company will pay to the Purchasers (based on their pro rata percentage of the aggregate Purchase Price) in immediately available funds an amount in cash as liquidated damages equal to five percent (5%) of the aggregate principal amount of the Notes issued hereunder, payable within two (2) business days of such withdrawal or modification. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than those matters relating to transactions expressly contemplated by this Agreement, to the holders of Common Stock for their approval without the prior written consent of Warburg.

          5.7. Subscription Right.
               ------------------

          (a) If at any time after the date hereof, and for so long as a Purchaser Beneficially Owns (as defined in the Certificate of Designation) at least twenty-five percent (25%) of the shares of Common Stock issuable to such Purchaser pursuant to this Agreement (including upon conversion of the Shares and exercise of the Warrants), the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, other than (i) shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants, (ii) shares of Preferred Stock issuable upon conversion of the Notes,
(iii) the Warrants to be issued at the Second Closing, (iv) shares of Common Stock issued to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act with anticipated gross proceeds to the Company of at least $20 million, (v) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint venture or similar transactions, the terms of which are approved by the Board of Directors,
(vi) shares of Common Stock issued pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees of the Company or its subsidiaries, duly adopted by the Board of Directors, or (vii) pursuant to the terms of this Agreement, then, as to each Purchaser, the Company shall:

          (i) give written notice to such Purchaser (no less than ten (10) business days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and
(D) such other information as such Purchaser may reasonably request in order to evaluate the proposed issuance; and

          (ii) offer to issue and sell to such Purchaser, on such terms as the Proposed Securities are issued and upon full payment by such Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing
(A) the number of shares of Common Stock beneficially owned such Purchaser (within the meaning of Rule 13d-3 under the Exchange Act) by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding.

          (b) Each Purchaser must exercise its purchase rights hereunder within ten (10) business days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, each Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

          (c) Upon the expiration of the 10-day offering period described above, the Company will be free to sell such Proposed Securities that the Purchasers have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchasers pursuant to this Section 5.7.

          (d) The election by any Purchaser not to exercise its subscription rights under this Section 5.7 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving each Purchaser the rights described in this Section 5.7 shall be void and of no force and effect.

          5.8. Standstill. For as long as the Purchasers and each subsidiary or other controlled affiliate of the Purchasers (the "Purchaser Group") collectively Beneficially Own (as defined in the Certificate of Designation) twenty-five percent (25%) or more of the shares of the Common Stock issuable to them pursuant to this Agreement (including upon conversion of shares of Series A Preferred Stock and exercise of the Warrants), no member of the Purchaser

Group shall, without the prior written consent of a majority of the members of the Board of Directors who are not affiliated with the Purchaser Group:

          (a) acquire, seek to acquire, propose, offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of Common Stock (or options or warrants to acquire, or securities convertible into or exchangeable for, shares of Common Stock) if, as a result of such acquisition, the Purchaser Group would in the aggregate Beneficially Own, or, with the passage of time, would have the right to Beneficially Own, more than 40% of the then-outstanding shares of Common Stock;

          (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

          (c) make any public announcement with respect to any transaction or proposed or contemplated transaction between the Company or any of its security holders and Purchaser Group, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

          (d) except as otherwise permitted by Section 5.8(a), enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or any part of the Company or its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any subsidiary of the Company or any of their respective businesses;

          (e) except among any Purchaser and it subsidiaries and/or controlled affiliates, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its subsidiaries;

          (f) seek or propose, alone or in concert with others, to influence or control the Company's management policies, other than when voting as a stockholder on matters submitted to the Company's stockholders generally, except as contemplated by Section 5.9;

          (g) except as otherwise permitted by Section 5.8(a), directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; or

          (h) disclose any intention, plan or arrangement inconsistent with any of the foregoing.

          5.9. Agreement to Vote. At or with respect to any election of one or more directors (including to fill any vacancy on the Board of Directors), for so long as the Purchasers are subject to Section 5.8, each Purchaser shall vote all of its shares of Common Stock and/or Series A Preferred Stock in favor of the election of any nominee to the Board of Directors whose nomination was approved by the unanimous consent of the Board of Directors, other than the Warburg Designee.

          5.10. Agreement Not to Vote. In the event a Purchaser exercises a Warrant prior to earlier of (i) the Special Meeting or (ii) December 31, 2002, such Purchaser agrees that (a) it shall not vote any shares of Common Stock received upon exercise of such Warrant at any time prior to or at the Special Meeting and (b) prior to or at the Special Meeting, such shares of Common Stock shall not be counted for determining the existence of a quorum at any meeting of the Company's stockholders, unless in either case the Company receives confirmation from the NASD, Inc. (which confirmation shall be reasonably satisfactory to the Company) that such Purchaser shall be permitted to vote such shares of Common Stock or that such shares of Common Stock may be counted for determining the existence of a quorum at a meeting of the Company's stockholders. The Purchasers agree not to transfer the Warrants or shares of Common Stock issuable upon exercise thereof to any transferee that does not agree in writing with the Company to be bound by the provisions of this Section 5.10.

          6. Conditions Precedent.
             --------------------

          6.1. Conditions to the Obligation of the Purchasers to Consummate the Initial Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Initial Closing, and to purchase and pay for the Shares, Notes and Warrants being purchased by it at such Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

          (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Initial Closing Date.

          (c) Each Purchaser shall have received a certificate, dated the Initial Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

          (d) The purchase of and payment for the Shares, the Notes or the Warrants by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

          (e) Each Purchaser shall have received from the Company's counsel, Simpson Thacher & Bartlett, an opinion in form and substance reasonably satisfactory to the Purchasers.

          (f) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall have been delivered to the Purchasers.

          (g) There shall not have been any Material Adverse Change.

          (h) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (i) All consents and waivers identified on Schedule 6.1(i) of the Disclosure Schedule shall have been obtained.

          (j) The approval of the NASD, Inc. with respect to the transactions contemplated hereby shall have been obtained.

          (k) The Company shall have entered into the Orinoco Agreement pursuant to which the Company will consummate the Acquisition and all conditions to closing of the Acquisition shall have been satisfied or waived by the Company with the prior written consent of Warburg.

          (l) The Company and each of Ripplewood Partners, L.P., Ripplewood Employee Co-Investment Fund, L.P. and Jonathan N. Zakin, and any other Person controlled by any of foregoing parties that beneficially owns any shares of Common Stock, shall have executed and delivered a counterpart signature page to the Voting Agreement, substantially in the form of EXHIBIT E hereto.

          (m) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

          6.2. Conditions to the Obligation of the Company to Consummate the Initial Closing. The obligation of the Company to consummate the transactions to be consummated at the Initial Closing, and to issue and sell to each Purchaser the Shares, Notes or Warrants to be purchased by it at the Initial Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Initial Closing Date, with the same force and effect as though made on and as of Initial Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

          (b) Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Initial Closing Date.

          (c) The sale of the Shares, Notes and Warrants by the Company shall not be prohibited or enjoined by any law or governmental or court order or regulation.

          (d) The Certificate of Designation shall have been filed by the Company with the Secretary of State of the State of Delaware.

          (e) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

          (f) The Company shall have entered into the Orinoco Agreement pursuant to which the Company will consummate the Acquisition and all conditions to closing of the Acquisition shall have been satisfied or waived by the Company with the prior written consent of Warburg.

          Each Purchaser's obligations under this Section 6.2 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this
Section 6.2 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

          6.3. Conditions Precedent to the Second Closing. The Second Closing shall be subject to the condition precedent that the Company's stockholders shall have approved the issuance of shares of Preferred Stock issuable upon conversion of the Notes in accordance with the terms of the Notes and the issuance of the Warrants to be issued at the Second Closing pursuant to the terms of this Agreement.

          7. Registration of the Securities; Compliance with the Securities Act.
             ------------------------------------------------------------------

          7.1. Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Securities being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. Notwithstanding the foregoing, the Notes shall not be transferable without the prior written consent of the Company, except for transfers to Affiliates of the Purchasers that agree not to further transfer the Notes.

          7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] [WARRANT] [AND THE SECURITIES ISSUABLE UPON ITS CONVERSION] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

          7.3. Registration Procedures and Other Matters. The Company shall:
               -----------------------------------------

          (a) subject to receipt of necessary information from each Purchaser for inclusion in such filing, prepare and file with the SEC, within 180 days after the Initial Closing, a registration statement on Form S-3 (the "Registration Statement") covering the Securities held by each Purchaser, or the Holders (defined in Section 7.4 below), from time to time, in compliance with the Securities Act;

          (b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

          (c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i) the date on which each Holder may sell all Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (ii) such time as all Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradeable;

          (d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to such

Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

          (e) file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f) bear all expenses in connection with the procedures in this
Section 7.3 and the registration of the Securities pursuant to the Registration Statement (provided that the Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes);

          (g) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

          (h) use its reasonable best efforts to cause the Common Stock underlying the Shares and the Warrants to be listed on the Nasdaq National Market in connection with the filing of the Registration Statement.

          Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Securities.

          7.4. Transfer of Securities; Suspension.
               ----------------------------------

          (a) Each Purchaser agrees that in case of any disposition of its Securities not made pursuant to the Registration Statement to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Section 4 hereof or (ii) its partners as part of a distribution of all or part of the Securities (in each case the "Transferee", and together with the Purchasers, the "Holders"), such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Shareholder in accordance with the provisions of the Securities Act.

          (b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) hereof when the amendment has become effective).

          (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

          (d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Holder shall be prohibited from selling Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period unless, in the good faith judgment of the Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.4(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

          (e) Provided that a Suspension is not then in effect, each Holder may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

          (f) Each Holder acknowledges and agrees that the Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

          (g) In the event of a sale of Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

          7.5. Company Registration.
               --------------------

          (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders at any time prior to the effectiveness of the Registration Statement, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction or (iii) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, the Company will:

          (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) if so requested by the Holders of at least 51% or more of the Securities (on an as-converted, as exercised basis), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen
(15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 7.5(b) below. Such written request may specify all or a part of the Holders'

Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 7.5 in connection with a distribution of Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 7.5(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.5, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

          7.6. Indemnification.
               ---------------

          (a) For the purpose of this Section 7.6:

          (i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

          (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the

Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

          (b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents and each underwriter of Securities, if any, and each person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 hereof respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

          (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 7.4 hereof respecting the sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director, employee, agent or controlling person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities.

          (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.6 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          (e) If the indemnification provided for in this Section 7.6 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Shareholders.

          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.6 and further agree not to attempt to assert any such defense.

          7.7. Termination of Conditions and Obligations. The conditions precedent imposed by this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          7.8. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of any Purchaser, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration

Statement covering the Securities and will otherwise cooperate with any Holder's conducting an investigation for the purpose of reducing or eliminating such Holder exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to any holder or meet at its headquarters with any Purchaser until and unless such Holder or Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

          7.9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Section 7 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

          8. Termination.
             -----------

          8.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Initial Closing (a) by mutual consent of the Company and the Purchasers, or
(b) by either party hereto if the Initial Closing shall not have occurred on or prior to December 31, 2002.

          8.2. Effect of Termination. In the event of termination pursuant to
Section 8.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchasers, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the (i) liability of a party for expenses pursuant to Section 9.9 hereof and (ii) liability for any breach of this Agreement.

          9. Miscellaneous Provisions.
             ------------------------

          9.1. Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

          9.2. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

          9.3. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          9.4. Notices.
               -------

          (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

          (b) All correspondence to the Company shall be addressed as follows:

              Proxim Corporation
              935 Stewart Drive
              Sunnyvale, CA  94085
              Attention:  Chief Financial Officer

              Facsimile:  (408) 731-3680

          (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in EXHIBIT A.

          (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

          9.5. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

          9.6. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

          9.7. Governing Law; Injunctive Relief.
               --------------------------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

          9.8. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          9.9. Expenses. The Company shall pay the documented fees and expenses incurred by Warburg in connection with the transactions contemplated hereby including, without limitation, legal, consulting and accounting fees ("Transaction Fees"); provided, however, that the Company shall not be obligated to pay Transaction Fees in excess of $250,000. Payments due pursuant to this
Section 9.9 will be made at the Initial Closing, in the event the Initial Closing occurs, or if the Initial Closing does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than 30 days after a bill for such fees and expenses has been sent by Warburg to the Company.

          9.10. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties, provided, however, that Warburg shall have the right to assign and transfer all or a portion of its rights and obligations under this Agreement to one or more of its Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

          9.11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

          9.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers beneficially holding in the aggregate at least a majority of the Shares issued or to be issued pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                    PROXIM Corporation


                                    By:  /s/ David King
                                         ----------------------
                                         Name:
                                         Title:



                                    PURCHASERS:
                                    ----------

                                    WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                    By:  WARBURG, PINCUS & CO.,
                                           its General Partner

                                    By:  /s/ Henry Kressel
                                         ----------------------
                                         Name:
                                         Title:



                                    BROADVIEW CAPITAL PARTNERS L.P.

                                    By: Broadview Capital Partners
                                        Management LLC
                                          its General Partner

                                    By:  /s/ Steven Brooks
                                         ----------------------
                                         Name:  Steven D. Brooks
                                         Title: Managing Director



                                    BROADVIEW CAPITAL PARTNERS QUALIFIED
                                    PURCHASER FUND L.P.

                                    By:  Broadview Capital Partners
                                         Management LLC
                                           its General Partner

                                    By:  /s/ Steven Brooks
                                         ----------------------
                                         Name:  Steven D. Brooks
                                         Title: Managing Director




                [Signature Page to Securities Purchase Agreement]


                                                      EXHIBIT A

                                                     PURCHASERS


                              No. of Shares of
                                  Series A          Principal                     Second Closing
                                 Convertible        Amount of    Initial Closing      Warrant      Purchase Price
       Purchaser             Preferred Stock to    Notes to be   Warrant Coverage    Coverage      Payable at the
    Name and Address            be Purchased        Purchased                                     Initial Closing
                             --------------------------------------------------------------------------------------

Warburg Pincus Private            1,421,334      $29,466,650.00      5,813,890       4,821,275     $65,000,000.00
Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention:  Larry Bettino
Fax No.  212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attn:  Steven J. Gartner
       Jeffrey R. Poss
Facsimile:  (212) 728-8111

Broadview Capital                    26,546         $550,350.00        108,586          90,047      $1,214,000.00
Partners L.P.

Broadview Capital                   192,120       $3,983,000.00        785,859         651,688      $8,786,000.00
Partners Qualified
Purchaser Fund L.P.

      TOTAL                       1,640,000      $34,000,000.00      6,708,335       5,563,010     $75,000,000.00
      -----


                                    EXHIBIT B

                                  FORM OF NOTE

                                    (omitted)

                                    EXHIBIT C

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                    (omitted)

                                    EXHIBIT D

                                 FORM OF WARRANT

                                    (omitted)

                                    EXHIBIT E

                            FORM OF VOTING AGREEMENT

                             PROXIM VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 16, 2002 by and among Proxim Corporation (formerly known as Western Multiplex Corporation), a Delaware corporation (the "Company") and Jonathan N. Zakin, a Stockholder (the "Stockholder") of the Company.

                                    RECITALS
                                    --------

     A. The Company, Warburg Pincus Private Equity VIII, L.P. ("Warburg"), Broadview Capital Partners L.P. and Broadview Capital Partners Qualified Purchasers Fund L.P. (collectively, "Broadview") have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which provides for (i) the purchase (the "Share Purchase") by Warburg and Broadview of 1,640,000 Series A Convertible Preferred Shares, par value $.01 per share, of the Company ("Company Preferred Stock"), (ii) the issuance of warrants (the "Equity Warrant Issuance") to Warburg and Broadview to purchase 6,708,335 shares Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), (iii) the issuance by the Company (the "Note Issuance") of Convertible Notes (the "Convertible Notes") in favor of Warburg and Broadview in the aggregate principal amount of $34,000,000 and (iv) the issuance of warrants to purchase 5,563,010 shares of Company Common Stock upon conversion of the Convertible Note pursuant to its terms (the "Debt Warrant Issuance" and together with the Share Purchase, the Equity Warrant Issuance and the Note Issuance, the "Financing").

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding Class A common stock of the Company (the "Company Common Stock") as is set forth on the signature page of this Agreement (including shares owned of record by Seaview Holdings L.L.C. and The Zakin WM Investment Trust).

     C. As an inducement and condition to entering into the Purchase Agreement, Warburg and Broadview have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

     D. In consideration of, among other matters, the execution and delivery of the Purchase Agreement by Warburg and Broadview, the Stockholder (solely in its capacity as such) is hereby agreeing to vote, or cause to be voted, the Shares (as defined below) and other such shares of capital stock of the Company over which the Stockholder has voting power so as to facilitate the transactions contemplated by the Purchase Agreement.

     E. The Company has provided the Stockholder with a summary of the material terms of the Financing and related acquisition by the Company (the "Term Sheet").

     NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been validly terminated pursuant thereto, (ii) such date and time that the Stockholders' Meeting is concluded, or
(iii) March 26, 2003.

          (b) "Person" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

          (c) "Record Date" shall mean the record date, established pursuant to the Company's bylaws, relating to the Stockholders Meeting.

          (d) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement, as indicated on the signature page of this Agreement; and
(ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Record Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such securities of the Company, or the conversion of other securities of the Company into such securities of the Company. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          (e) "Stockholders' Meeting" shall mean the meeting of Stockholders of the Company to approve the Financing and the transactions contemplated thereby.

          (f) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains through the Record Date all voting rights with respect to such security.

     2. Transfer of Shares.
        ------------------

          (a) Transferee of Shares to be Bound by this Agreement. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Record Date, the Stockholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected.

          (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement through the Record Date, the Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

          (c) Limitation on Registration of Transfer. The Stockholder agrees with, and covenants to, Warburg and Broadview that the Stockholder shall not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement.

     3. Agreement to Vote Shares.
        ------------------------

          (a) Agreement to Vote. Until the Expiration Date, at the Stockholders' Meeting, the Stockholder (solely in its capacity as such) shall cause the Shares to be voted in favor of approval of the Financing and the transactions expressly contemplated thereby on substantially the terms set forth in the Term Sheet and against any matter that is inconsistent with the prompt consummation of the Financing and the transactions expressly contemplated thereby.

          (b) No Other Agreement. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company, as of the date hereof and at all times until the Expiration Date (unless indicated otherwise), as follows:

          (a) Shares. As of the date hereof, the Stockholder is the beneficial owner of, and has good and valid title to, the Shares, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances. As of the date hereof, the Stockholder does not beneficially own or have any written or unwritten agreement or arrangement to acquire any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Agreement. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares that it owns, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

     5. Waiver of Certain Rights. The Stockholder hereby agrees to waive any and all rights granted to it pursuant to the last four (4) sentences of Section
6.01(h) (beginning with the words "Subject to Section (6.01(d)(iii).....") of the Amended and Restated Employment and Co-Investment Agreement, dated as of October 31, 1999, among Ripplewood Partners, L.P., WMC Holding Corp., the Stockholder and the Company.

     6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Miscellaneous.
        -------------

          (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

          (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of the Company.

          (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the Company and to preserve for the Company the benefits of the Financing; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, the Company and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, the Company shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (i)  If to the Company:

                    Proxim Corporation
                    935 Stewart Drive
                    Sunnyvale, California
                    Attention:
                    Fax:

                    with a copy to:

                    Simpson Thacher & Bartlett
                    10 Universal City Plaza, Suite 1850
                    Los Angeles, California 91608
                    Attention:  Daniel Clivner, Esq.
                    Fax:  (818) 755-7009

               (ii) If to the Stockholder: To the address for notice set forth on the signature page hereof.

          (h) Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.
              ----------------------------------------------------------

               (i)  Each of the parties hereto:

                    (A) consents to submit itself to the personal jurisdiction of (x) the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (y) the Chancery or other Courts of the State of Delaware;

                    (B) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                    (C) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

                    (D) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8(g) or at such other address of which a party shall have been notified pursuant thereto; and

                    (E) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (ii) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               (iii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

          (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PROXIM CORPORATION                      STOCKHOLDER


By:    /s/ David C. King                By:   /s/ Jonathan Zakin
      ----------------------------            ----------------------------
                                                       Signature

Name:  David C. King                    Name: Jonathan Zakin
      ----------------------------            ----------------------------

Title: President and COO
      ----------------------------      Print Address:

                                           Proxim Corporation
                                        ----------------------------------
                                           935 Stewart Drive
                                        ----------------------------------
                                           Sunnyvale, CA 94085
                                        ----------------------------------

                                           (408) 731-2700
                                        ----------------------------------
                                        Telephone Number

                                           (408) 731-3675
                                        ----------------------------------
                                        Facsimile Number


                                        Shares Beneficially Owned:

                                        5,078,222 shares of Company Common Stock
                                        ---------

                                            0     shares of Company Common Stock
                                        --------- issuable upon exercise of out-
                                                  standing options or warrants


                   [SIGNATURE PAGE TO PROXIM VOTING AGREEMENT]

                             PROXIM VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 16, 2002 by and among Proxim Corporation (formerly known as Western Multiplex Corporation), a Delaware corporation (the "Company"), Ripplewood Partners, L.P. and Ripplewood Co-Investment Fund I, L.L.C., each a Stockholder (collectively, the "Stockholders") of the Company.

                                    RECITALS
                                    --------

     A. The Company, Warburg Pincus Private Equity VIII, L.P. ("Warburg"), Broadview Capital Partners L.P. and Broadview Capital Partners Qualified Purchasers Fund L.P. (collectively, "Broadview") have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which provides for (i) the purchase (the "Share Purchase") by Warburg and Broadview of 1,640,000 Series A Convertible Preferred Shares, par value $.01 per share, of the Company ("Company Preferred Stock"), (ii) the issuance of warrants (the "Equity Warrant Issuance") to Warburg and Broadview to purchase 6,708,335 shares Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), (iii) the issuance by the Company (the "Note Issuance") of Convertible Notes (the "Convertible Notes") in favor of Warburg and Broadview in the aggregate principal amount of $34,000,000 and (iv) the issuance of warrants to purchase 5,563,010 shares of Company Common Stock upon conversion of the Convertible Note pursuant to its terms (the "Debt Warrant Issuance" and together with the Share Purchase, the Equity Warrant Issuance and the Note Issuance, the "Financing").

     B. The Stockholders are the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding Class A common stock of the Company (the "Company Common Stock") as is set forth on the signature page of this Agreement.

     C. As an inducement and condition to entering into the Purchase Agreement, Warburg and Broadview have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

     D. In consideration of, among other matters, the execution and delivery of
(i) the Purchase Agreement by Warburg and Broadview, (ii) an Indemnification Agreement, dated as of the date hereof, between the Company and the Stockholders (the "Indemnification Agreement") and (ii) termination of Section 2 of the Existing Stockholders Agreement pursuant to Section 6 hereof (the "Stockholders Agreement Amendment"), each of the Stockholders (solely in its capacity as such) is hereby agreeing to vote, or cause to be voted, the Shares (as defined below) and other such shares of capital stock of the Company over which such Stockholder has voting power so as to facilitate the transactions contemplated by the Purchase Agreement.

     E. The Company has provided the Stockholders with a summary of the material terms of the Financing and related acquisition by the Company (the "Term Sheet").

     NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) "Co-Investment Agreement" shall mean the Co-Investment Agreement, dated as of October 31, 1999, among Ripplewood Partners, L.P., WMC Holding Corp., The Michael and Roberta Seedman Revocable Trust, Michael Seedman and the Company.

          (b) "Existing Stockholders Agreement" shall mean the Stockholders' Agreement, dated as of January 16, 2002, between the Stockholders and the Company.

          (c) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been validly terminated pursuant thereto, (ii) such date and time that the Stockholders' Meeting is concluded, or
(iii) March 26, 2003.

          (d) "Person" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

          (e) "Record Date" shall mean the record date, established pursuant to the Company's bylaws, relating to the Stockholders Meeting.

          (f) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholders as of the date of this Agreement, as indicated on the signature page of this Agreement; and
(ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholders acquire ownership during the period from the date of this Agreement through the Record Date, including, without limitation, through the exercise of options, warrants or other rights to acquire such securities of the Company, or the conversion of other securities of the Company into such securities of the Company. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          (g) "Stockholders' Meeting" shall mean the meeting of Stockholders of the Company to approve the Financing and the transactions contemplated thereby.

          (h) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains through the Record Date all voting rights with respect to such security.

     2. Transfer of Shares.
        ------------------

          (a) Transferee of Shares to be Bound by this Agreement. Except as permitted under the Existing Shareholders Agreement, the Stockholders hereby agree that, at all times during the period commencing with the execution and delivery of this Agreement until the Record Date, the Stockholders shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected.

          (b) Transfer of Voting Rights. Except as permitted under the Existing Shareholders Agreement, the Stockholders hereby agree that, at all times during the period commencing with the execution and delivery of this Agreement through the Record Date, the Stockholders shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholders under this Agreement with respect to any of the Shares.

          (c) Limitation on Registration of Transfer. The Stockholders agree with, and covenants to, Warburg and Broadview that the Stockholders shall not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement.

     3. Agreement to Vote Shares.
        ------------------------

          (a) Agreement to Vote. Until the Expiration Date, at the Stockholders' Meeting, the Stockholders (solely in its capacity as such) shall cause the Shares to be voted in favor of approval of the Financing and the transactions expressly contemplated thereby on substantially the terms set forth in the Term Sheet and against any matter that is inconsistent with the prompt consummation of the Financing and the transactions expressly contemplated thereby.

          (b) No Other Agreement. Prior to the Expiration Date, the Stockholders shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant, severally, but not jointly, to the Company, as of the date hereof and at all times until the Expiration Date (unless indicated otherwise), as follows:

          (a) Shares. As of the date hereof, except to the extent provided for in the Existing Stockholders Agreement, each of the Stockholders is the beneficial owner of, and has good and valid title to, the Shares, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances. As of the date hereof, except to the extent provided for in the Existing Stockholders Agreement, each of the Stockholders does not beneficially own or have any written or unwritten agreement or arrangement to acquire any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Agreement. Except to the extent provided for in the Existing Stockholders Agreement, the Stockholders have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares that it owns, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          (b) Organization. Each of the Stockholders is a limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (c) Authorization; Validity of Agreement; Necessary Action. Each of the Stockholders has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholders and no other action or proceedings on the part of the Stockholders are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholders, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholders, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

          (d) Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by each Stockholder nor compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any provision of its certificate of formation, operating agreement, by-laws or other charter documents, (ii) require any filing with, or permit, authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not materially impair the ability of the Stockholders to consummate the transactions contemplated hereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation of acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Stockholders are a party or by which it or any of its properties or assets may be bound (except where such violation, breach or default would not materially impair or delay the ability of the stockholders to consummate the transactions contemplated hereby) or (iv) as of the date hereof, violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets.

     5. Stockholders' Agreement Amendment; Co-Investment Agreement. The parties hereby agree that Section 2 of the Existing Stockholders Agreement shall be terminated as of, and shall be of no further force or effect following, the Record Date. Ripplewood Partners, L.P. agrees not to consent, prior to the Record Date, to any request by The Michael and Roberta Seedman Revocable Trust to put its shares to the Company pursuant to Section 6.01(h) of the Co-Investment Agreement.

     6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Miscellaneous.
        -------------

          (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

          (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholders may be assigned to any other Person without the prior written consent of the Company.

          (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the Company and to preserve for the Company the benefits of the Financing; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, the Company and the Stockholders hereby expressly agree that in addition to all other remedies available at law or in equity, the Company shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (i)  If to the Company:

                         Proxim Corporation
                         935 Stewart Drive
                         Sunnyvale, California
                         Attention:
                         Fax:

                         with a copy to:

                         Simpson Thacher & Bartlett
                         10 Universal City Plaza, Suite 1850
                         Los Angeles, California 91608
                         Attention:  Daniel Clivner, Esq.
                         Fax:  (818) 755-7009

                    (ii) If to the Stockholders: To the address for notice set forth on the signature page hereof.

                         with a copy to:

                         Cravath, Swaine & Moore
                         825 Eighth Avenue
                         New York, New York  10001
                         Attention:  Thomas Dunn
                         Fax:

          (h) Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.
              ----------------------------------------------------------

               (i) Each of the parties hereto:

                    (A) consents to submit itself to the personal jurisdiction of (x) the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (y) the Chancery or other Courts of the State of Delaware;

                    (B) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                    (C) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

                    (D) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8(g) or at such other address of which a party shall have been notified pursuant thereto; and

                    (E) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (ii) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               (iii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) Entire Agreement. This Agreement and the Indemnification Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

          (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PROXIM CORPORATION                     STOCKHOLDERS

By:    /s/ David C. King               RIPPLEWOOD PARTNERS, L.P.
      ----------------------------
Name:  David C. King                   By:    Ripplewood Investments L.L.C.,
      ----------------------------            its general partner

Title: President and COO               By:      /s/ Tim Collins
      ----------------------------            -------------------------------
                                                         Signature

                                       Name:    Tim Collins
                                              -------------------------------

                                       Title:
                                              -------------------------------

                                       Print Address:

                                                Ripplewood Investments L.L.C.
                                              -------------------------------
                                                One Rockefeller Plaza
                                              -------------------------------
                                                New York, New York  10020
                                              -------------------------------

                                                (212) 582-6700
                                              -------------------------------
                                              Telephone Number

                                                (212) 582-4110
                                              -------------------------------
                                              Facsimile Number


                                       Shares Beneficially Owned:

                                       30,992,522 shares of Company Common Stock
                                       ----------

                                            0     shares of Company Common Stock
                                       ---------- issuable upon exercise of out-
                                                  standing options or warrants


                   [SIGNATURE PAGE TO PROXIM VOTING AGREEMENT]

                                       RIPPLEWOOD CO-INVESTMENT FUND I, L.L.C.

                                       By:    Ripplewood Investments L.L.C.,
                                              its general partner

                                       By:      /s/ Tim Collins
                                              -------------------------------
                                                         Signature

                                       Name:    Tim Collins
                                              -------------------------------

                                       Title:
                                              -------------------------------

                                       Print Address:

                                                Ripplewood Investments L.L.C.
                                              -------------------------------
                                                One Rockefeller Plaza
                                              -------------------------------
                                                New York, New York  10020
                                              -------------------------------

                                                (212) 582-6700
                                              -------------------------------
                                              Telephone Number

                                                (212) 582-4110
                                              -------------------------------
                                              Facsimile Number


                                       Shares Beneficially Owned:

                                        1,097,534 shares of Company Common Stock
                                        ---------

                                            0     shares of Company Common Stock
                                        --------- issuable upon exercise of out-
                                                  standing options or warrants


                   [SIGNATURE PAGE TO PROXIM VOTING AGREEMENT]